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                                                                   EXHIBIT 10.32

         AMENDMENT NO. 1 TO YINGLI GREEN ENERGY HOLDING COMPANY LIMITED
                           2006 STOCK INCENTIVE PLAN

     THIS AMENDMENT is made on May 11, 2007 by Yingli Green Energy Holding Company Limited (the "Company").

     WHEREAS, the Company adopted the Yingli Green Energy Holding Company Limited 2006 Stock Incentive Plan (the "Stock Incentive Plan") in December 2006;

     WHEREAS, Section 13 of the Stock Incentive Plan allows the Board of Directors of the Company to increase the total number of shares reserved for the purpose of the Stock Incentive Plan subject to approval of the shareholders of the Company;

     WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company to amend the Stock Incentive Plan as set forth below; and

     NOW, THEREFORE, upon approval by the shareholders of the Company, the Stock Incentive Plan shall be amended as set forth below:

1. Section 2(n) of the Stock Incentive Plan shall be deleted in its entirety and replaced with the following:

     "(n) FAIR MARKET VALUE: On a given date, (i) if there should be a public market for the Shares on such date, the arithmetic mean of the high and low prices of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or if the Shares are not listed or admitted on any national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted)(the "NASDAQ"), or, if no sale of Shares shall have been reported on the Composite Tape of any national securities exchange, including the NASDAQ on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used, or (ii) if there should not be a public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith. Notwithstanding the foregoing, if an Award is granted subject to the closing of a Qualified IPO, the Fair Market Value of a Share shall be equal to (i) the public offering price for one Share specified in the cover page of the final prospectus with respect to the Qualified IPO, or (ii) if other securities representing Shares are offered in the Qualified IPO, the public offering price for one such security specified in the cover page of the final prospectus with respect to the Qualified IPO divided by the number of Shares represented by each such security offered in the Qualified IPO."

     2. Section 2(w) of the Stock Incentive Plan shall be deleted in its entirety and replaced with the following:



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          "(w) PLAN: This Yingli Green Energy Holding Company Limited 2006
               Stock Incentive Plan, as may be amended from time to time in accordance with Section 13 hereof."

3. Sections 2(x), 2(y) and 2(z) of the Stock Incentive Plan shall be renumbered as Sections 2(y), 2(z) and 2(aa), respectively.

4. The following paragraph shall be inserted into the Stock Incentive Plan and become Section 2(x):

     "(x) QUALIFIED IPO: The closing of the Company's first firm commitment, underwritten public offering of Shares or securities representing Shares in connection with which Shares or such securities are listed and become publicly traded on an internationally recognized securities exchange (including NASDAQ)."

5. Section 3 of the Stock Incentive Plan shall be deleted in its entirety and replaced with the following:

     "3.  SHARES SUBJECT TO THE PLAN

          The total number of Shares which may be issued under the Plan is 8,240,658. Among the total number of Shares which may be issued under the Plan, up to 2,715,243 Shares may be issued for the purpose of granting awards of restricted Shares and up to 5,525,415 Shares may be issued for the purpose of granting Options. The Shares may consist, in whole or in part, of authorized and unissued Shares, or Shares purchased on the open market. The issuance of Shares or the payment of cash upon the exercise of an Award or in consideration of the cancellation or termination of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares which are subject to Awards which terminate or lapse without the payment of consideration may be granted again under the Plan."